Exhibit 14.4

BAKER TILLY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing with the U.S. Securities and Exchange Commission  ("SEC"), of Amendment No. 1 to the Annual Report on Form 20-F of Pointer Telocation Ltd. ("Pointer"), for the year ended December 31, 2011,we consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-111019,  333-126257, 333-143399 and 333-167144) and related Prospectus and on Form S-8 (No. 333-173155, 333-118897, 333-113420, 333-141306, 333-139717) pertaining to the Employees' Stock Option Plan of Pointer Telocation Ltd., of our report dated 21st. March 2012, with respect to the financial statements of Pointer do Brazil Commercial S.A, included in the Annual Report (Form 20-F) of Pointer, for the year ended 31st. December 2011, filed with the SEC.

São Paulo, 24. April 2012 /s/ BAKER TILLY BRASIL By RICARDO JULIO RODIL Accountant - CRC-1SP111444/O-1 BAKER TILLY BRASIL AUDITORES INDEPENDENTES S/S CRC-2SP016754/O-1